UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2013

HEALTH MANAGEMENT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida		34108-2710
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with the consent solicitation by Glenview Capital Partners, L.P. and certain of its affiliates and the related consent revocation solicitation by Health Management Associates, Inc. (“HMA” or the “Company”), in accordance with the Company’s by-laws and Delaware law, the Board of Directors of the Company has fixed the close of business on July 18, 2013 as the record date for determining stockholders entitled to submit or revoke their consent.

Additional Information and Where to Find It

HMA and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from HMA stockholders in connection with the consent solicitation conducted by Glenview Capital Partners, L.P. and certain of its affiliates. HMA filed, on July 2, 2013, a preliminary consent revocation statement with the SEC in response to the consent solicitation conducted by Glenview Capital Partners, L.P. and certain of its affiliates. STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT AND ACCOMPANYING WHITE PROXY CARD (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HMA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information about HMA officers and directors, and their direct or indirect interests, by security holdings or otherwise, is set forth (i) in the preliminary consent revocation statement, (ii) in the proxy statement for HMA’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2013, and (iii) in other materials to be filed with the SEC. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by HMA with the SEC may be obtained free of charge by contacting HMA at HMA, Attn: Investor Relations, (239) 598-3131. HMA’s filings with the SEC are also available on its website at ir.hma.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: July 8, 2013	By	/s/ Steven E. Clifton
Name: Steven E. Clifton Title: Senior Vice President and General Counsel

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